Exhibit 10.1

PROMISSORY NOTE

July 27, 2026

FOR VALUE RECEIVED, Armada Acquisition Corp. II, a Cayman Islands exempted company (the “SPAC”), promises to pay to Arrington XRP Capital Fund, LP, or its successors and/or assigns (“Lender”), in lawful money of the United States of America an aggregate amount equal to the sum of (i) the principal amount of all Advances plus (ii) all accrued and unpaid interest due thereon, on the terms and conditions set forth below, and Lender hereby agrees to make Advances (as defined below) to the SPAC in accordance with Section 1 below. The amount of each Advance shall be recorded by Lender from time to time on Schedule 1 hereto, which such Schedule 1 shall be conclusive absent manifest error.

This Promissory Note (as amended, restated, supplemented or otherwise modified from time to time, this “Note”) is issued in connection with the BCA.

Capitalized terms used but not defined herein shall have the meanings ascribed thereto in the BCA.

Lender and the SPAC hereby agree as follows:

1. Advances. Subject to Section 2 and Section 3, Lender may, in its sole and absolute discretion, make one or more advances (each, an “Advance”) to the SPAC in immediately available funds at the SPAC’s request on or after the date hereof and prior to the Maturity Date (as defined below).

2. Procedures For Requesting Advances. On the date that the SPAC desires any Advance to be made by Lender, the SPAC shall, no later than two (2) Business Days prior to the date of such Advance (or such lesser period of time as may be agreed by Lender in its sole discretion), deliver to Lender an executed borrowing request in substantially the form attached hereto as Exhibit A (each, a “Borrowing Request”).

3. Conditions Precedent

(a) Conditions Precedent to Advances. Lender’s commitment to make any Advance shall be subject to the satisfaction of each of the following conditions: (i) the SPAC shall have executed and delivered this Note in form and substance reasonably satisfactory to Lender, (ii) the SPAC shall have executed and delivered to Lender a Borrowing Request with respect to such Advance at least two (2) Business Days prior to the date of such Advance (or such lesser period of time as may be agreed by Lender in its sole discretion), (iii) the representations and warranties set forth in Section 7 shall be true and correct in all material respects as of the date of such Advance, (iv) no Event of Default shall have occurred and be continuing, (v) the BCA shall remain in full force and effect as of the date of such Advance.

4. Payments.

(a) Interest Rate. Except as set forth in Section 4(e), outstanding principal balance of all Advances shall bear interest at a rate per annum equal to the Applicable Federal Rate for short-term obligations as determined under Section 1274(d) of the Internal Revenue Code of 1986, as amended, and as published by the Internal Revenue Service for the calendar month in which this Note is issued. Interest shall accrue from the date hereof and be computed on the basis of the actual number of days elapsed and a year of 360 days. For the avoidance of doubt, such interest shall not compound and no interest shall accrue on accrued but unpaid interest.

(b) Payment of Interest. All accrued and unpaid interest hereon shall be paid on the Maturity Date.

(c) Payments Generally. Unless earlier repaid in full or pursuant to Section 4(d), the aggregate principal amount of all Advances, plus any accrued and unpaid interest, shall be due and payable by the SPAC in cash on the earlier of (i) the Maturity Date and (ii) any earlier date on which the Obligations are accelerated by Lender in accordance with Section 6 and/or Section 11.

(d) Repayment at Closing. Notwithstanding anything to the contrary herein, concurrently with the consummation of the Mergers in accordance with the terms and conditions of the BCA, the aggregate of all Advances as of the Closing Date utilized by SPAC in connection with SPAC Expenses, together with any then accrued and unpaid interest (the “Reimbursement Amount”), shall be added to the amount of reimbursements payable by Pubco to SPAC pursuant to the terms and conditions of Section 12.5(a) of the BCA and such Reimbursement Amount, together with any remaining outstanding principal balance of all Advances as of the Closing Date that is not utilized by SPAC in connection with SPAC Expenses, and any then accrued and unpaid interest thereon (collectively, the “Repayment Amount”) shall, following the reimbursement of the Reimbursement Amount by Pubco to SPAC, be remitted by SPAC to Lender in satisfaction of the Obligations payable by SPAC hereunder.

(e) Default Interest. Upon the occurrence and during the continuance of an Event of Default, and without limiting any other right or remedy of Lender hereunder, the outstanding principal balance of all Advances shall automatically bear interest at a rate per annum (the “Default Rate”) equal to 2% plus the rate otherwise applicable thereto. Default interest shall accrue on a daily basis at the Default Rate from the date of the occurrence of the Event of Default and shall be due and payable on demand by Lender at any time following the occurrence of an Event of Default.

5. Voluntary Prepayment. This Note may be prepaid in whole or in part by the SPAC at any time, in its sole discretion, without premium or penalty.

6. Mandatory Prepayment. Upon the occurrence of any Event of Default (other than an Event of Default described in Section 9(d) or Section 9(e)) and at any time thereafter during the continuance of such Event of Default, Lender may, by written notice to the SPAC, declare all outstanding Obligations payable by the SPAC hereunder to be immediately due and payable without presentment, demand, protest or any other notice of any kind, all of which are hereby expressly waived, anything contained herein to the contrary notwithstanding. Upon the occurrence of any Event of Default described in Section 9(d) or Section 9(e), immediately and without notice, all outstanding Obligations payable by the SPAC hereunder shall automatically become immediately due and payable, without presentment, demand, protest or any other notice of any kind, all of which are hereby expressly waived, anything contained herein to the contrary notwithstanding. In addition to the foregoing remedies, upon the occurrence and during the continuance of any Event of Default, Lender may exercise any other right, power or remedy granted to it hereunder or otherwise permitted to it by law, either by suit in equity, by action at law, or both.

7. Representations and Warranties of the SPAC. The SPAC represents and warrants to Lender that:

(a) Due Incorporation, Qualification, etc. It (i) is duly incorporated, validly existing and in good standing under the laws of the state (or other jurisdiction) of its incorporation, (ii) has the power and authority to own, lease and operate its properties and carry on its business as now conducted, and (iii) is duly qualified, licensed to do business and in good standing as a foreign corporation in each jurisdiction where the failure to be so qualified or licensed could reasonably be expected to have a Material Adverse Effect.

(b) Authority. The execution, delivery and performance by the SPAC of this Note and the consummation of the transactions contemplated thereby by the SPAC (i) are within the corporate or other organizational power of the SPAC and (ii) have been duly authorized by all necessary actions on the part of the SPAC.

(c) Enforceability. This Note has been duly executed and delivered by the SPAC and constitutes a legal, valid and binding obligation of the SPAC, enforceable against the SPAC in accordance with its terms, except as limited by bankruptcy, insolvency or other laws of general application relating to or affecting the enforcement of creditors’ rights generally and general principles of equity.

(d) Non-Contravention. The execution and delivery by the SPAC of this Note and the performance and consummation of the transactions contemplated thereby by the SPAC do not and will not: (i) violate the SPAC’s Organizational Documents or any material judgment, order, writ, decree, statute, rule or regulation applicable to the SPAC, (ii) violate any provision of, or result in the breach or the acceleration of, or entitle any other Person to accelerate (whether after the giving of notice or lapse of time or both), any material mortgage, indenture, agreement, instrument or contract to which the SPAC is a party or by which it is bound, or (iii) result in the creation or imposition of any lien upon any property, asset or revenue of the SPAC or the suspension, revocation, impairment, forfeiture, or nonrenewal of any material permit, license, authorization or approval applicable to the SPAC, its business or operations, or any of its assets or properties.

(e) Approvals. No consent, approval, order or authorization of, or registration, declaration or filing with, any governmental authority or other Person (including, without limitation, the shareholders of any Person) is required in connection with the execution and delivery of this Note by the SPAC and the performance and consummation of the transactions contemplated hereby by the SPAC, other than such as have been obtained and remain in full force and effect.

8. Affirmative Covenants. The SPAC shall:

(a) Government Compliance. Maintain its legal existence and good standing in its jurisdiction of incorporation and maintain qualification in each jurisdiction in which the failure to so qualify could reasonably be expected to have a Material Adverse Effect; comply in all material respects with all laws, ordinances and regulations to which it is subject; obtain and comply with all necessary governmental approvals required in connection with its business and for the performance of its obligations under this Note to which it is a party.

(b) Use of Proceeds. Cause the proceeds of the Advances to be used solely for ordinary course administrative costs and expenses of the SPAC. The SPAC shall not use any proceeds of any Advance, directly or indirectly, for any purpose that would violate any applicable law or regulation, including Regulations T, U, and X of the Board of Governors of the Federal Reserve System.

(c) Notices. Deliver to Lender:

(i) Event of Default. Prompt written notice of the occurrence of an Event of Default; and

(ii) Material Adverse Effect. Prompt written notice of any event, circumstance, development, or condition that has had, or could reasonably be expected to have, a Material Adverse Effect, together with a reasonably detailed description of such event, circumstance, development, or condition and the steps, if any, being taken or contemplated by the SPAC to address the same.

(d) Other Information. Promptly deliver to Lender, from time to time, such other information regarding the SPAC or compliance with the terms of this Note as may be reasonably requested by Lender.

9. Events of Default. The occurrence of any of the following shall constitute an “Event of Default” under this Note:

(a) Failure to Pay. The SPAC shall fail to pay when due any amount owing under this Note;

(b) Breach of Covenants. The SPAC shall breach any provision of this Note and the SPAC shall have failed to cure such breach within five (5) Business Days following such breach;

(c) Representations and Warranties. Any representation or warranty made by the SPAC in Section 7 shall be false, incorrect, incomplete or misleading in any material respect;

(d) Voluntary Bankruptcy or Insolvency Proceedings. The SPAC shall (i) apply for or consent to the appointment of a receiver, trustee, liquidator or custodian of itself or of all or a substantial part of its property, (ii) admit in writing its inability to pay its debts generally as they mature, (iii) make a general assignment for the benefit of its or any of its creditors, (iv) be wound up, dissolved or liquidated, or (v) commence a voluntary case or other proceeding seeking liquidation, reorganization or other relief with respect to itself or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or consent to any such relief or to the appointment of or taking possession of its property by any official in an involuntary case or other proceeding commenced against it;

(e) Involuntary Bankruptcy or Insolvency Proceedings. Proceedings for the appointment of a receiver, trustee, liquidator or custodian of the SPAC, or of all or a substantial part of the property thereof, or an involuntary case or other proceedings seeking liquidation, reorganization or other relief with respect to the SPAC or the debts thereof under any bankruptcy, insolvency or other similar law now or hereafter in effect shall be commenced and an order for relief entered or such proceeding shall not be dismissed or discharged within forty-five (45) days following commencement;

10. Rights of Lender upon Default. Upon the occurrence of any Event of Default (other than an Event of Default described in Section 9(d) or Section 9(e)) and at any time thereafter during the continuance of such Event of Default, Lender may, by written notice to the SPAC, declare all outstanding Obligations payable by the SPAC hereunder to be immediately due and payable without presentment, demand, protest or any other notice of any kind, all of which are hereby expressly waived, anything contained herein to the contrary notwithstanding. Upon the occurrence of any Event of Default described in Section 9(d) or Section 9(e), immediately and without notice, all outstanding Obligations payable by the SPAC hereunder shall automatically become immediately due and payable, without presentment, demand, protest or any other notice of any kind, all of which are hereby expressly waived, anything contained herein to the contrary notwithstanding. In addition to the foregoing remedies, upon the occurrence and during the continuance of any Event of Default, Lender may exercise any other right, power or remedy granted to it by this Note or otherwise permitted to it by law, either by suit in equity or, by action at law, or both.

11. Definitions. As used in this Note, the following capitalized terms have the meanings set forth below.

“Affiliate” shall mean, with respect to any Person, each other Person that owns or controls directly or indirectly the Person, any Person that controls or is controlled by or is under common control with the Person, and each of that Person’s senior executive officers, directors, partners and, for any Person that is a limited liability company, that Person’s managers and members.

“BCA” shall mean that certain Business Combination Agreement, dated as of October 19, 2025, by and among the SPAC, Evernorth Holdings Inc., a Nevada corporation, Pathfinder Digital Assets LLC, a Delaware limited liability company, Evernorth Corporate Merger Sub Inc., a Delaware corporation, Evernorth Company Merger Sub LLC, a Delaware limited liability company, and Ripple Labs Inc., a Delaware corporation, as amended, restated, supplemented or otherwise modified from time to time.

“BCA Termination Date” shall mean the first date on which the BCA is terminated or otherwise ceases to be in full force and effect.

“Business Day” shall mean a day other than a Saturday, Sunday or other day on which commercial banks in the State of New York are authorized or required by law to close.

“Closing Date” shall have the meaning ascribed to such term in the BCA.

“Indemnified Taxes” means any Taxes imposed on or with respect to any payment made by or on account of any obligation of the SPAC under this Note.

“Material Adverse Effect” shall mean a material adverse effect on the business, assets or prospects of the SPAC.

“Maturity Date” shall mean the earlier of (a) the BCA Termination Date and (b) the date on which the Mergers are consummated.

“Obligations” shall mean and include all loans, advances, debts, liabilities and obligations, howsoever arising, owed by the SPAC to Lender of every kind and description, now existing or hereafter arising under or pursuant to the terms of this Note, including, all interest, fees, charges, expenses, attorneys’ fees and costs and accountants’ fees and costs chargeable to and payable by the SPAC hereunder and thereunder, in each case, whether direct or indirect, absolute or contingent, due or to become due, and whether or not arising after the commencement of a proceeding under Title 11 of the United States Code (11 U. S. C. Section 101 et seq.), as amended from time to time (including post-petition interest) and whether or not allowed or allowable as a claim in any such proceeding.

“Organizational Documents” shall mean, with respect to any Person, (i) in the case of any corporation or company, the certificate or articles of incorporation, by-laws and/or memorandum and articles of association (or similar documents) of such person, and any unanimous shareholder agreements or unanimous shareholder declaration, as applicable, (ii) in the case of any limited liability company, the certificate, articles or memorandum of association, establishment, formation, incorporation or organization and limited liability company agreement or operating agreement or constitution (or similar documents) of such person, (iii) in the case of any limited partnership, the certificate of limited partnership and limited partnership agreement (or similar documents) of such person, (iv) in the case of any general partnership, the partnership agreement (or similar document) of such person and (v) in any other case, the functional equivalent of the foregoing.

“Person” shall mean and include an individual, a partnership, a corporation (including a business trust), an exempted company, a joint stock company, a limited liability company, an unincorporated association, a joint venture or other entity or a governmental authority.

“Subsidiary” shall mean with respect to any Person (the “parent”) at any date, (i) any Person the accounts of which would be consolidated with those of the parent’s in the parent’s consolidated financial statements if such financial statements were prepared in accordance with GAAP as of such date, (ii) any other corporation, limited liability company, association or other business entity of which securities or other ownership interests representing more than 50% of the voting power of all equity interests entitled (without regard to the occurrence of any contingency) to vote in the election of the board of directors thereof are, as of such date, owned, controlled or held by the parent and/or one or more subsidiaries of the parent, (iii) any partnership (a) the sole general partner or the managing general partner of which is the parent and/or one or more subsidiaries of the parent or (b) the only general partners of which are the parent and/or one or more subsidiaries of the parent and (iv) any other Person that is otherwise controlled by the parent and/or one or more subsidiaries of the parent.

“Taxes” means all present or future taxes, levies, imposts, duties, deductions, withholdings (including backup withholding), assessments, fees or other charges imposed by any governmental authority, including any interest, additions to tax or penalties applicable thereto.

12. Miscellaneous.

(a) Successors and Assigns; Registrations, Transfer and Replacement of this Note or Securities Issuable on Conversion Hereof; No Transfers to Bad Actors; Notice of Bad Actor Status.

(i) Subject to the restrictions on transfer described in this Section 12(a), the rights and obligations of the SPAC and Lender shall be binding upon and benefit the successors, assigns, heirs, administrators and transferees of the parties.

(ii) This Note may not be transferred by the SPAC without the prior written consent of Lender.

(b) Assignments by Lender. The Lender may, without the consent of the SPAC, assign to one or more Affiliates of the Lender (each, an “Assignee”) all or a portion of its rights and obligations under this Note (including all or a portion of the outstanding Advances and the commitments to make Advances at the time owing to or held by it); provided that the Assignee shall be an Affiliate of the Lender (including any Subsidiary of the Lender or any fund, account, or special purpose vehicle managed, sponsored, or advised by the Lender or any of its Affiliates) and has the legal and regulatory capacity to hold the Advances being assigned. Notwithstanding anything to the contrary in this Section 12(b), and without limiting the Lender’s right to make a full assignment thereunder, the Lender may, at any time and without the consent of, or notice to, the SPAC, cause any Subsidiary or Affiliate of the Lender (a “Funding Affiliate”) to fund, on behalf of the Lender, all or any portion of the Advances that the Lender is obligated to make hereunder (each, an “Affiliate Funding”); provided that (i) the Lender shall remain the lender of record with respect to any Advance funded by a Funding Affiliate, and the SPAC shall be required to treat the Lender (and not the Funding Affiliate) as the holder of such Advance for all purposes under this Note, including for purposes of making payments, giving consents, and receiving notices, (ii) the use of a Funding Affiliate shall not relieve the Lender of any of its obligations under this Note, including any obligation to fund Advances if the Funding Affiliate fails to do so, and (iii) the SPAC shall not be required to pay any greater amount (including in respect of taxes or other increased costs) to the Lender as a result of an Affiliate Funding than it would have been required to pay had the Lender funded such Advance directly, unless the SPAC has consented in writing to such increased obligation.

(c) Registered Note. This Note shall be a registered note. The SPAC shall keep, at its principal executive office, books for the registration and registration of transfer of this Note. Subject to Section 12(a)(ii) and any other restrictions on or conditions to transfer set forth in this Note, transfers of this Note shall be registered upon registration books maintained for such purpose by or on behalf of the SPAC. Prior to presentation of this Note for registration of transfer, the SPAC shall treat the person in whose name this Note is registered as the owner and holder of this Note for the purpose of receiving all payments of principal and interest hereon and for all purposes whatsoever, whether or not this Note shall be overdue, and the SPAC shall not be affected by notice to the contrary.

(d) Waiver and Amendment. Any provision of this Note may be amended, waived or modified upon the written agreement of the SPAC and Lender.

(e) Delay or Omission; Waiver of Presentment. No delay or omission on the part of Lender in exercising any right under this Note shall operate as a waiver of such right or of any other right of Lender, nor shall any delay, omission or waiver on any one occasion be deemed a bar to or waiver of the same or any other right on any future occasion. The SPAC and every endorser or guarantor of this Note, regardless of the time, order or place of signing, hereby waives presentment, demand, protest and notices of every kind and assents to any permitted extension of the time of payment and to the addition or release of any other party primarily or secondarily liable hereunder.

(f) Notices. All notices, requests, demands, consents, instructions or other communications required or permitted hereunder shall be in writing and sent, mailed or delivered to each party at the respective addresses of the parties as set forth on the signature pages hereto, or at such other address as either party shall have furnished to the other in writing pursuant to this Section 12(f). All such notices and communications will be deemed effectively given the earlier of (i) when received, (ii) when delivered personally, (iii) when sent, if sent by electronic mail during normal business hours of the recipient, and if not sent during normal business hours, then on the recipient’s next Business Day, (iv) one Business Day after being deposited with an overnight courier service of recognized standing, or (v) four days after being deposited in the U.S. mail, first class with postage prepaid.

(g) Payment. Any cash payments or Advances required to be made hereunder shall be made in lawful tender of the United States.

(h) Governing Law. This Note and all actions arising out of or in connection with this Note shall be governed by and construed in accordance with the laws of the State of New York, without regard to the conflicts of law provisions of the State of New York, or of any other state.

(i) Jurisdiction and Venue. Each of Lender and the SPAC irrevocably consents to the exclusive jurisdiction of, and venue in, the state courts of the State of New York and to the jurisdiction of the United States District Court of the Southern District of the State of New York for the purposes of any suit, action or proceeding arising out of or relating to this Note, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such State of New York court or, to the fullest extent permitted by applicable law, in such Federal court in connection with any matter based upon or arising out of this Note or the matters contemplated herein, and agrees that process may be served upon them in any manner authorized by the laws of the State of New York for such persons.

(j) Waiver of Jury Trial; Judicial Reference. By acceptance of this Note, Lender and the SPAC hereby agree to waive their respective rights to a jury trial of any claim or cause of action based upon or arising out of this Note.

(k) No Usury. This Note is hereby expressly limited so that in no event whatsoever, whether by reason of deferment or advancement of loan proceeds, acceleration of maturity of the loan evidenced hereby, or otherwise, shall the amount paid or agreed to be paid to Lender hereunder for the loan, use, forbearance or detention of money exceed the maximum interest rate permitted by the laws of the State of New York. If at any time the performance of any provision hereof involves a payment exceeding the limit of the price that may be validly charged for the loan, use, forbearance or detention of money under applicable law, then automatically and retroactively, ipso facto, the obligation to be performed shall be reduced to such limit, it being the specific intent of the SPAC and Lender that all payments under this Note be credited first to interest as permitted by law, but not in excess of (a) the agreed rate of interest set forth herein or (b) that permitted by law, whichever is the lesser, and the balance toward the reduction of principal. The provisions of this Section 12(k) shall never be superseded or waived and shall control every other provision of this Note.

(l) Counterparts. This Note may be executed in any number of counterparts and by different parties on separate counterparts, each of which, when executed and delivered, shall be deemed to be an original, and all of which, when taken together, shall constitute but one and the same instrument.

(m) Taxes.

(i) Payments Free of Taxes. Any and all payments by or on account of any obligation of the SPAC under this Note shall be made without deduction or withholding for any Taxes, except as required by applicable law. If any applicable law (as determined in the good faith discretion of the SPAC) requires the deduction or withholding of any Tax from any such payment by the SPAC, then (i) the SPAC shall be entitled to make such deduction or withholding, (ii) the SPAC shall timely pay the full amount deducted or withheld to the relevant governmental authority in accordance with applicable law, and (iii) if such Tax is an Indemnified Tax, the sum payable by the SPAC shall be increased as necessary so that after such deduction or withholding has been made Lender receives an amount equal to the sum it would have received had no such deduction or withholding been made.

(ii) Payment of Taxes by the SPAC. Without limiting the provisions of subsection (i) above, the SPAC shall timely pay any Taxes to the relevant governmental authority in accordance with applicable law.

(iii) Evidence of Payments. As soon as practicable after any payment of Taxes by the SPAC to a governmental authority pursuant to this Section 12(m), the SPAC shall deliver to Lender a certified copy of a receipt issued by such governmental authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to Lender.

(n) Indemnification; Damage Waiver, etc.

(i) The SPAC shall indemnify, defend and hold Lender and its Affiliates and the partners, directors, officers, employees, agents, trustees, administrators, managers, advisors and representatives of Lender and its Affiliates (each, an “Indemnified Person”) harmless against all losses, claims, damages, liabilities and related expenses (including the reasonable fees, charges and disbursements of any counsel for any Indemnified Person) (collectively, “Claims”) arising out of, in connection with, or as a result of (i) the execution or delivery of this Note, the performance by the parties hereto of their respective obligations hereunder, and the enforcement by Lender or any of its Affiliates of any remedies available to them hereunder or under applicable law or (ii) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory, whether brought by a third party or by the SPAC, any of the SPAC’s equity holders, affiliates, creditors or any other person, and regardless of whether any Indemnified Person is a party thereto; provided that such indemnity shall not, as to any Indemnified Person, be available to the extent that such losses, claims, damages, liabilities or related expenses are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the gross negligence or willful misconduct of such Indemnified Person. All amounts due under this Section 12(n) shall be payable promptly after demand therefor.

(ii) To the fullest extent permitted by applicable law, the SPAC agrees not to assert, and hereby waives, any claim against Lender and its Affiliates and the partners, directors, officers, employees, agents, trustees, administrators, managers, advisors and representatives of Lender and its Affiliates (each, a “Protected Person”), on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) or any loss of profits arising out of, in connection with, or as a result of, this Note, the transactions contemplated hereby, any Advance, or the use of the proceeds thereof. No Protected Person shall be liable for any damages arising from the use by unintended recipients of any information or other materials distributed by it through telecommunications, electronic or other information transmission systems in connection with this Note or the transactions contemplated hereby.

(o) SPAC Liability. The SPAC shall be liable for the Advances and Obligations as set forth on Schedule I hereto. The SPAC waives (a) any suretyship defenses available to it under the Uniform Commercial Code or any other applicable law and (b) any right to require Lender to: (i) proceed against the SPAC or any other Person, (ii) proceed against or exhaust any security, or (iii) pursue any other remedy. Lender may exercise or not exercise any right or remedy it has against the SPAC or any security it holds (including the right to foreclose by judicial or non-judicial sale) without affecting the SPAC’s liability. Notwithstanding any other provision of this Note or other related document, the SPAC irrevocably waives all rights that it may have at law or in equity (including, without limitation, any law subrogating the SPAC to the rights of Lender under this Note) to seek contribution, indemnification or any other form of reimbursement from any other Person now or hereafter primarily or secondarily liable for any of the Obligations, for any payment made by the SPAC with respect to the Obligations in connection with this Note or otherwise and all rights that it might have to benefit from, or to participate in, any security for the Obligations as a result of any payment made by the SPAC with respect to the Obligations in connection with this Note or otherwise. Any agreement providing for indemnification, reimbursement or any other arrangement prohibited under this Section 12(o) shall be null and void. If any payment is made to the SPAC in contravention of this Section 12(o), the SPAC shall hold such payment in trust for Lender and such payment shall be promptly delivered to Lender for application to the Obligations, whether matured or unmatured.

(p) Electronic and Facsimile Signatures. Any signature page delivered electronically or by facsimile (including, without limitation, transmission by .pdf or any electronic signature complying with the U.S. federal ESIGN Act of 2000, e.g., www.docusign.com) shall be binding to the same extent as an original signature page.

(Signature Page Follows)

The SPAC and Lender have caused this Note to be issued as of the date first written above.

ARRINGTON XRP CAPITAL FUND, LP,
a Delaware limited partnership

By:	/s/ Jack Michael Arrington
Name: Jack Michael Arrington
Title: Managing Member
Address: 382 NE 191st St, Suite 52895
Miami, FL 33179-3899

ARMADA ACQUISITION CORP. II,
a Cayman Islands exempted company

By:	/s/ Taryn Jogi Naidu
Name: Taryn Jogi Naidu
Title: Chief Executive Officer
Address: 382 NE 191st St, Suite 52895
Miami, FL 33179-3899

Exhibit A

Form of Notice of Borrowing

FORM OF NOTICE OF BORROWING

ARMADA ACQUISITION CORP. II

Date: ______________

TO:	ARRINGTON XRP CAPITAL FUND, LP

382 NE 191st St, Suite 52895

Miami, FL 33179-3899

Attention: Taryn Naidu, Chief Executive Officer

RE:

Promissory Note, dated as of July 27, 2026 (the “Note”), by and among Arrington XRP Capital Fund, LP, or its successors and/or assigns (“Lender”), Armada Acquisition Corp. II, a Cayman Islands exempted company (the “SPAC”). Capitalized terms used but not otherwise defined herein shall have the respective meanings given to such terms in the Note.

Ladies and Gentlemen:

The undersigned refers to the Note and hereby gives you irrevocable notice, pursuant to Section 2 of the Note, of a request for Lender to make an Advance in accordance with the below.

1. The date on which the SPAC requests Lender to make an Advance, which shall be a Business Day, is _______________.

2. The amount of the requested Advance is $_____________.

3. The Advance shall be sent by way of wire transfer to the following:

Armada Acquisition Corp. II

Bank Name:

Routing Number:

Account Number:

4. The undersigned, in his/her capacity as a duly authorized officer of the SPAC, and not in his/her individual capacity, hereby certifies that the following statements are true on the date hereof, and will be true on the date of the proposed Advance before and after giving effect thereto, and to the application of the proceeds therefrom, as applicable:

(a) no Event of Default has occurred and is continuing or will result from the making of the Advance requested herein; and

(b) the representations and warranties of the SPAC set forth in the Note are true and correct in all material respects as of the date hereof (or, in the case of any representation or warranty qualified by its terms as to materiality, true and correct in all respects), in each case, except for representations and warranties expressly made as of a specified earlier date, which shall be true and correct as of such earlier date.

(c) Each of the conditions set forth in Section 3 of the Note have been satisfied.

5. Lender shall be entitled to rely on the foregoing (including the wire instructions set forth in Section 3 hereof) in making any Advance to the SPAC.

[Signature page follows]

IN WITNESS WHEREOF, the undersigned has caused this notice to be duly executed and delivered by its proper and duly authorized officer as of the day and year first written above.

ARMADA ACQUISITION CORP. II

By:
Name:
Title:

Schedule I

Date of Advance	Principal Amount of Advance	Total Funded Amount